As filed with the Securities and Exchange Commission on November 9, 2026
Registration No. 333-
___________________________
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________
FORM S-8
REGISTRATION STATEMENT
Under
the Securities Act of 1933
___________________________
BICARA THERAPEUTICS INC.
(Exact name of registrant as specified in its charter)

Delaware	83-2903745
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
Bicara Therapeutics Inc.
116 Huntington Ave, Suite 703
Boston, MA 02116
(617) 468-4219
(Address, including zip code and telephone number, including area code, of Registrant’s principal executive offices)
Bicara Therapeutics Inc. 2026 Inducement Plan
(Full title of the plans)
Ryan Cohlhepp, Pharm.D.
Interim Chief Executive Officer
116 Huntington Ave, Suite 703
Boston, MA 02116
(617) 468-4219
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kingsley L. Taft, Esq. Gabriela Morales-Rivera, Esq. Goodwin Procter LLP 100 Northern Avenue Boston, MA 02210 (617) 570-1000	Greg Shiferman, Esq. Chief Legal Officer 116 Huntington Ave, Suite 703 Boston, MA 02116 (617) 468-4219

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	□	Accelerated filer	□
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. □

EXPLANATORY NOTE
This Registration Statement on Form S-8 registers an additional 250,000 shares of common stock, par value $0.0001 per share (“Common Stock”), of Bicara Therapeutics Inc. (the “Registrant”) to be issued under the Registrant’s 2026 Inducement Plan, as amended (the “Inducement Plan”). On September 15, 2026, the board of directors of the Registrant approved an amendment to the Inducement Plan pursuant to which the Registrant reserved an additional 250,000 shares of Common Stock to be used exclusively for grants of equity-based awards to individuals who were not previously employees or directors of the Registrant, as an inducement material to the individual’s entry into employment with the Registrant. The Inducement Plan was originally adopted by the Registrant’s board of directors without stockholder approval pursuant to Rule 5635(c)(4) of the Marketplace Rules of the Nasdaq Stock Market.

The additional shares are of the same class as the securities previously registered under the Registrant’s Registration Statements on Form S-8, filed with the Securities and Exchange Commission on March 30, 2026 (File No. 333-294748) and August 11, 2026 (File No. 333-298235), relating to the Inducement Plan (the “Prior Registration Statements”). The information contained in the Prior Registration Statements on Form S-8 are hereby incorporated by reference pursuant to General Instruction E, except to the extent supplemented, amended or superseded by the information set forth herein. Only those items of Form S-8 containing new information not contained in the Prior Registration Statements are presented herein.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

The exhibits to this Registration Statement are listed in the Exhibit Index attached hereto and incorporated by reference herein.

EXHIBIT INDEX

Exhibit No.	Description

4.1	Fifth Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K (File No. 001-42271) filed on September 16, 2024).
4.2	Third Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Form 8-K (File No. 001-42271) filed on September 16, 2024).
4.3
Amended and Restated Investors’ Rights Agreement among the Registrant and certain of its stockholders, dated December 6, 2023 (incorporated by reference to Exhibit 4.2 of the Registrant’s Registration Statement on Form S-1 (File No. 333-281722) filed on August 22, 2024).

4.4	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 of the Registrant’s Registration Statement on Form S-1/A (File No. 333-281722) filed on September 6, 2024).
4.5	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K (File No. 001-42271) filed on February 26, 2026).
5.1*	Opinion of Goodwin Procter LLP.
23.1*	Consent of KPMG LLP, independent registered public accounting firm.
23.2*	Consent of Goodwin Procter LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included on signature page).
99.1
Bicara Therapeutics Inc. 2026 Inducement Plan, as amended, and form of award agreements thereunder (incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-42271) filed on November 9, 2026).

107*	Filing Fee Table.

*	Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, State of Massachusetts, on this 9th day of November, 2026.

BICARA THERAPEUTICS INC.

By:	/s/ Ryan Cohlhepp
Name: Ryan Cohlhepp, Pharm.D. Title: President, Chief Operating Officer, Interim Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY AND SIGNATURES
KNOW ALL BY THESE PRESENT, that each individual whose signature appears below hereby constitutes and appoints each of Ryan Cohlhepp, Pharm.D. and Jennifer Larson as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following person in the capacities and on the date indicated.

SIGNATURE	TITLE	DATE

/s/ Ryan Cohlhepp		November 9, 2026
Ryan Cohlhepp, Pharm.D.	President, Chief Operating Officer, Interim Chief Executive Officer (Principal Executive Officer), and Director

/s/ Jennifer Larson		November 9, 2026
Jennifer Larson	Chief Financial Officer (Principal Financial Officer & Principal Accounting Officer)

/s/ Michael Powell		November 9, 2026
Michael Powell, Ph.D.	Director, Chairperson

/s/ Jeremy Bender		November 9, 2026
Jeremy Bender, Ph.D.	Director

/s/ Christopher Bowden		November 9, 2026
Christopher Bowden, M.D.	Director

/s/ Kate Haviland		November 9, 2026
Kate Haviland	Director

/s/ Claire Mazumdar		November 9, 2026
Claire Mazumdar, Ph.D.	Chief Executive Officer and Director

/s/ Carolyn Ng		November 9, 2026
Carolyn Ng, Ph.D.	Director

/s/ Christy Oliger		November 9, 2026
Christy Oliger	Director

/s/ Scott Robertson		November 9, 2026
Scott Robertson	Director

/s/ Jake Simson		November 9, 2026
Jake Simson, Ph.D.	Director